                                                                        3.13(ii)

                          CERTIFICATE OF AMENDMENT OF
                          ---------------------------

                         CERTIFICATE OF INCORPORATION
                         ----------------------------

                                      OF
                                      --

                                CHICOPEE, INC.
                                --------------


     Chicopee, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"),

     DOES HEREBY CERTIFY:

     FIRST: That the directors the Company adopted a resolution amending Article Four, Section 4.5.5 of the Certificate of Incorporation of the Company to read in its entirety as follows:

                          Article Four, Section 4.5.5
                          ---------------------------

          4.5.5 Call Premium. The term "Call Premium" shall mean, as of any date, with respect to each share of Preferred Stock, an amount equal to the Liquidation Price in effect on such date multiplied by the percentage applicable to such date set forth below.

          Period                                Percentage
          ------                                ----------

       Closing Date through March 31, 1996          13%
       April 1, 1996 through March 31, 1997         12%
       April 1, 1997 through March 31, 1998         11%
       April 1, 1998 through March 31, 1999          9%
       April 1, 1999 through March 31, 2000          7%
       April 1, 2000 through March 31, 2001          5%
       April 1, 2001 through March 31, 2002          2%
       April 1, 2002 and thereafter                  0%

     Notwithstanding the foregoing, if any share of Preferred Stock is redeemed contemporaneously with the consummation of a Qualified IPO (as defined herein) the term "Call Premium" shall mean with respect to each such share of Preferred Stock, in lieu of the amounts set forth above, an amount equal to the Liquidation Price in effect on the date of such redemption multiplied by the percentage applicable to such date set forth below:
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          Period                                  Percentage
          ------                                  ----------

       Closing Date through March 31, 1998            0%
       April 1, 1998 through March 31, 1999           4.5%
       April 1, 1999 through March 31, 2000           3.5%
       April 1, 2000 through March 31, 2001           5%
       April 1, 2001 through March 31, 2002           2%
       April 1, 2002 and thereafter                   0%

     SECOND: That thereafter, pursuant to said resolution, the amendment was submitted for approval to the holders of the outstanding shares of the Company entitled to vote thereon, which approval was given by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
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     IN WITNESS WHEREOF, Chicopee, Inc. has caused this certificate to be signed by its Executive Vice President this 29th day of March, 1996.

                                        CHICOPEE, INC.


                                        By: /s/ JAMES G. BOYD
                                            ----------------------------------
                                             James G. Boyd
                                        Its: Executive Vice President,
                                             Secretary & Chief Financial Officer